UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 16, 2021 (July 15, 2021)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	EBF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	The Company held its Annual Meeting of Shareholders on July 15, 2021. There were 26,103,284 eligible votes, with 23,085,049 votes being cast, or 88.4%.

(b)

Proxies for the meeting were solicited pursuant to Regulation 14A; there was no solicitation in opposition to management’s nominees for directors listed in the Proxy Statement and all such nominees were elected.

1.	The following directors were elected:

	Votes Cast			Broker
Nominees for Director	for	Against	Abstain	Non-Votes
Godfrey M. Long, Jr.	18,144,509	1,518,671	29,230	3,392,638
Troy L. Priddy	18,979,422	682,957	30,032	3,392,638
Alejandro Quiroz	19,191,232	469,007	32,172	3,392,638

The following directors’ terms of office as director continued after the Annual Meeting of Shareholders:

John R. Blind; Barbara T. Clemens; Aaron Carter; Gary S. Mozina; Keith S. Walters, and Michael J. Schaefer.

2.	Selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2022.

For	Against	Abstain
22,811,843	220,050	53,156

3.	To approve a non-binding advisory vote on executive compensation.

			Broker
For	Against	Abstain	Non-Votes
18,779,683	751,587	161,141	3,392,638

4.	To approve 2021 Long-term Incentive Plan.

			Broker
For	Against	Abstain	Non-Votes
18,915,607	694,087	82,716	3,392,638

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: July 16, 2021	By:	/s/ Vera Burnett
Vera Burnett
Chief Financial Officer